Exhibit 10.24.2

Amendment No. 1 to the Deed of Novation (Repayment Mechanics)

This Amendment No. 1 to the Deed of Novation dated July 15th, 2025 (this “Amendment”), is dated November 06, 2025, and made by and among:

(1)
BRAZIL ROYALTY CORP PARTICIPAÇÕES E INVESTIMENTOS LTDA., a limited liability company incorporated under the laws of Brazil, with its headquarters in the Capital of the State of Minas Gerais, at Turim Street, No. 59, 3rd floor, Avante Empresarial Business Complex, Santa Lúcia Neighborhood, Zip Code 30360-552, enrolled with the CNPJ under No. 45.637.852/0001-22 (the “Lender”);
(2)
ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA., a limited liability company incorporated under the laws of Brazil, with its headquarters in the Capital of the State of Minas Gerais, at Turim Street, No. 59, 3rd floor, Avante Empresarial Business Complex, Santa Lúcia Neighborhood, Zip Code 30360-552, enrolled with the CNPJ under No. 43.093.229/0001-20 (the “Original Borrower”); and
(3)
RARE EARTHS AMERICAS INC., a company incorporated under the laws of Texas, United States of America, with the registered number 806250942 and with its registered office at 4245 N. Central Expy, #492, Dallas, State of Texas, United States of America, TX 75205, resulting from the redomiciliation of Rare Earths Americas Ltd., a company previously incorporated under the laws of the Cayman Islands, with the registered number 419111 (the “New Borrower” and, together with the Lender and the Original Borrower, the “Parties”).

Reference is made to the Deed of Novation concluded between the Parties on July 15th, 2025 (the “Deed of Novation”), which regulates the renegotiation of payment terms and novation of the Loan Agreement entered into the Lender and the Original Borrower on June 2nd, 2025 (the “Loan Agreement”). For the avoidance of doubt, the amendment to Clause 5 set out below corrects a drafting error in the Deed of Novation and is intended solely to reflect the Parties’ original agreed intent.

1.
INTERPRETATION.
1.1.
Capitalized terms used but not specifically defined in this Amendment shall have the meanings given in the Deed of Novation and in the Loan Agreement, as applicable.
2.
AMENDMENT TO CLAUSE 5.
2.1.
Effective from the date of this Amendment and taking the rules that the Parties intend to implement for repayment obligations into consideration, specifically the valuation criteria of the shares to be issued by the New Borrower to the Lender, if this is the case, the CLAUSE 5. REPAYMENT of the Deed of Novation shall be entirely amended to read as follows:

“5. REPAYMENT.

5.1 Repayment Election. Following the Effective Date, the Lender shall give a written notice to the New Borrower (with a copy to the Original Borrower) specifying, at its sole discretion, whether it elects for the Repayment to be satisfied either:

(a) in cash in R$(Reais), in accordance with clause 2.1 of the Loan Agreement; or

(b) by the issuance and allotment of shares in the capital of the New Borrower to the Lender, converting the Loan Amount into validly issued, fully paid common shares of the New Borrower, at a fixed conversion price of USD 6.55 (six US dollars and fifty-five cents) per share.

5.2 Exercise of election. The notice referred to in 5.1. may relate to all or part of the Loan Amount, and the Lender may also choose to receive part of the Loan amount as per item 5.1.(a) and part as per 5.1.(b), at its sole discretion.

5.3 Settlement in cash. In the event that Lender elects the Repayment option set out in 5.1.(a) for part or all of the Loan Amount, the payment in cash must be made by the New Borrower within a maximum of ten (10) business days following receipt of the election notice.

5.4. Conversion Mechanics. In the event that Lender elects the Repayment option set out in 5.1.(b) for part or all of the Loan Amount, the following rules shall be applicable:

(i) The number of shares to be issued upon conversion shall be equal to the Loan Amount (expressed in USD) divided by USD 6.55, rounded to the nearest whole share.

(ii) The Loan Amount originally expressed in R$ (Brazilian Reais) shall be converted into USD using the arithmetic average of the buy and sell “PTAX” exchange rates (taxa de câmbio de referência) published by the Brazilian Central Bank (the “Banco Central do Brasil”) for the USD on the Business Day immediately preceding the conversion date.

(iii) The New Borrower shall use reasonable efforts to obtain any corporate authorization required for the issuance of shares referred to in 5.1(b) within 10 Business Days following receipt of the election notice and shall comply with applicable securities laws.

The Parties shall cooperate in good faith to implement the conversions contemplated hereby, enabling the settlement of an equity conversion in the shortest possible time.

(iv) The shares issued shall be free and clear of all encumbrances and shall have the same rights as New Borrower’s then outstanding ordinary shares.

5.5 Taxes. All payments under this Clause 5 shall be made free and clear of, and without deduction or withholding, any taxes, except as required by law. If any deduction or withholding is required by law, the New Borrower shall make such deduction or withholding and pay the amount required to the relevant authority. The Parties shall reasonably cooperate to provide forms or certifications to reduce or eliminate any such withholding, if this is the case”.

3.
AMENDMENT TO CLAUSE 7.
3.1.
Effective from the date of this Amendment and taking the redomiciliation of the New Borrower into account, the CLAUSE 7. GOVERNING LAW AND JURISDICTION of the Deed of Novation shall be entirely amended to read as follows:

“7. GOVERNING LAW AND JURISDICTION.

7.1. This deed shall be governed and construed in all respects by Laws of the State of Texas, United States of America.

7.2. Any dispute arising under or in connection with this agreement shall be subject to the non-exclusive jurisdiction of Texas courts, to which the parties to this agreement hereby submit”.

3.2.
The parties hereby agree that the change in governing law and jurisdiction set forth above does not constitute, and shall not be construed as, a novation, discharge, or release of any obligations, rights, claims, or security interests under the Deed of Novation, the Loan Agreement, or any related document, all of which continue in full force and effect. All acts, notices, consents, waivers, elections, and other actions taken prior to the effectiveness of this clause remain valid and binding.
4.
RATIFICATION.
4.1.
All clauses, terms and conditions of the Deed of Novation that have not been expressly amended by this Amendment remain in full force and effect and are hereby ratified by the Parties.

IN WITNESS WHEREOF the Parties have duly executed this Deed on the date stated at the beginning of it.

SIGNATORIES

SIGNED for and on behalf of Brazil Royalty Corp Participações e Investimentos Ltda.

By:	/s/ Julia Sanchez Agapito da Veiga
Name:	Julia Sanchez Agapito da Veiga
Title:	Manager
Date:	November 6, 2025

SIGNED for and on behalf of Alpha Minerals Brazil Participações Ltda.

By:	/s/ Carla Cristina de Carvalho
Name:	Carla Cristina de Carvalho
Title:	Director
Date:	November 6, 2025

SIGNED for and on behalf of Alpha Minerals Brazil Participações Ltda.

By:	/s/ Svetlana Igorevna Nefedova
Name:	Svetlana Igorevna Nefedova
Title:	Director
Date:	November 6, 2025

SIGNED for and on behalf of Rare Earths Americas Inc.

By:	/s/ Donald Swartz
Name:	Donald Swartz
Title:	Director
Date:	November 6, 2025